SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



               Pursuant to Section 13 or 15 (d) of the Securities
                              Exchange Act of 1934


                         Date of Report: August 7, 1998


                         ASA International Ltd.
       -----------------------------------------------------------
         (Exact name of Registrant as specified in its Charter)



        Delaware                  O-14741               02-0398205
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(State or Other Jurisdiction    (Commission          (I.R.S. Employer
 of Incorporation)              File Number)      Identification Number)



    10 Speen Street, Framingham, MA                      01701
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(Address of Principal Executive Offices)              (Zip Code)


Registrant's Telephone Number, including Area Code:  508-626-2727
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
                          TABLE OF CONTENTS

                              FORM 8-K

                           August 7, 1998


Item                                                             Page
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Item 5.     Other Events                                            1

Signatures                                                          2

Item 5.  Other Events

     The Registrant announced that its Board of Directors has authorized a share repurchase program, pursuant to which the Registrant may purchase up to $500,000 of it common stock in the open market. The repurchase program will continue until terminated by the Registrant's Board of Directors. The program is in addition to a previously approved program under which the Company was authorized to purchase up to $500,000 of its common stock. A total of approximately $420,000 has been expended to date in the purchase of the Registrant's stock under this plan. The Registrant has not committed to purchasing its shares, but wants to have the flexibility to do so in the event that the Registrant determines that repurchase of shares would represent an attractive use of the Registrant's capital.

                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ASA International Ltd.


                                      By:  /s/ Terrence C. McCarthy
                                         -------------------------------
                                           Terrence C. McCarthy
                                           Vice President and Treasurer



Date:  August 7, 1998